Exhibit 99.1

Leaf Group Releases Response to Letters from Investor Group

SANTA MONICA, Calif., July 20, 2020 (GLOBE NEWSWIRE) – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today issued the following letter to its shareholders in response to recent public letters from a group of Leaf Group Shareholders (the “Investor Group”):

Dear Valued Shareholders,

Following the release of our letter to shareholders on July 2, 2020, the appointed Independent Committee of Directors, comprised of Beverly Carmichael and Deborah Benton, participated in a telephone call with the Investor Group. We remain committed to listening to the Investor Group’s views and trying to engage them in a constructive, private dialogue, as we would with any shareholder. As such, we have been disappointed that they have continued to attack Leaf Group publicly, attempting to further distract our Board and Management team at a time when the Company is posting outstanding results.

We do not intend to respond to every public missive from the Investor Group. Our focus is on executing our business strategy and continuing to drive strong performance. However, we do want to take this opportunity to set the record straight on some points for our shareholders regarding the Investor Group, their history with the Company and their intentions.

SEVERAL MEMBERS OF THE INVESTOR GROUP SERVED AS DIRECTORS ON LEAF GROUP’S BOARD, AND
WERE INTIMATELY INVOLVED IN OVERSEEING THE VERY INITIATIVES AND PRACTICES THEY NOW CRITICIZE

In their letters, the Investor Group has expressed concerns regarding three primary issues: 1) the thoroughness and integrity of our strategic review process; 2) CEO Sean Moriarty’s compensation; and 3) the composition of our Board and relationships among its members.

What the Investor Group fails to mention, however, is that several of their own members were long-time Directors of the Leaf Group Board who were involved in making key decisions related to these topics, and were directly responsible for overseeing and helping steer the Company in these areas. Specifically:

1)	The thoroughness and integrity of the strategic review process

The Investor Group has questioned the thoroughness and integrity of our 13-month strategic review, each time failing to acknowledge that two of its members had direct oversight of the process. John Hawkins of Generation Partners and Brian Regan, Chief Financial Officer of Spectrum Equity, were longstanding members of Leaf Group’s Board of Directors and were on the Board as the review process was planned, developed and executed. While Mr. Hawkins and Mr. Regan were not part of the Special Committee established to guide the strategic review, it was ultimately the full Board that had sole decision-making power over the process. This included the important tasks of choosing the investment bankers, designing the process guidelines and evaluating the results and level of interest from potential acquirers and financial partners. The Special Committee was only empowered to put forth recommendations to the full Board.

Leaf Group’s Board also convened frequently to discuss updates and review progress. Every decision by the Board of Directors during this 13-month process was unanimously approved. Never did Mr. Hawkins or Mr. Regan vote “no” or abstain from voting on any Board action related to the strategic process.

As we shared previously, Leaf Group and its advisors contacted over 160 potential acquirers regarding a possible sale of the Company or certain assets and entered into non-disclosure agreements with 45 of those parties to facilitate discussions. Additionally, Leaf Group and its advisors contacted over 48 companies to discuss financing options and engaged in negotiations with parties concerning potential asset sales. The Company received just one wholly inadequate, $30.5 million bid for Society6 Group – a business that is expected to post its best-ever performance in the second quarter of 2020 with year-over-year Gross Transaction Value (“GTV”) growth in excess of 100%.

The Board and management team are extremely comfortable with the thoroughness and integrity of the review process—and we urge our shareholders to keep in mind that the very people criticizing it today are the ones who helped develop and oversee the process.

2)	CEO Sean Moriarty’s compensation

In both their June 29 and July 13 letters, the Investor Group also criticized Mr. Moriarty’s compensation. What they conveniently chose to omit is that two of the individuals who have overseen the structuring and approval of Mr. Moriarty’s compensation for the entire duration of his tenure are both members of the Investor Group.

Mr. Regan joined the Compensation Committee in 2015 and was the Chair of the Compensation Committee from February 2018 to April 2020, and Investor Group member Fred Harman was Mr. Regan’s predecessor, serving as Chair from the Company’s 2011 IPO until his resignation in January 2018.

Mr. Regan and Mr. Harman approved every compensation decision that has been made about Mr. Moriarty through April 2020, and as such, the Investor Group is again criticizing an executive compensation package that THEY structured and approved.

3)	The composition of our Board and the relationships among its members

Additionally, in their June 29 letter, the Investor Group questioned the composition of the Board and the relationships among its members. In doing so, it has willfully ignored the fact that the Nominating and Corporate Governance Committee – the committee responsible for overseeing Director nominees and Board composition – included three members of the Investor Group, Mr. Harman, Mr. Regan and Mr. Hawkins, for many years. Mr. Harman served on the Nominating and Corporate Governance Committee from the Company's 2011 IPO until his resignation from the Board in January 2018. Mr. Regan served as Nominating and Corporate Governance Committee Chairman from 2016 to 2020, and Mr. Hawkins served as a member of the Nominating and Corporate Governance Committee from the Company’s 2011 IPO to 2020.

Again, the Group is criticizing the Board composition that they recommended that our Board and shareholders approve.

Furthermore, in their most recent letter, the Investor Group suggested that the three Director resignations this year have been the result of frustration with the Company’s leadership and governance practices. In reality, two of those departures were Investor Group members Mr. Regan and Mr. Hawkins,who both chose to leave the Board after not being re-nominated for another term. Mr. Regan specifically said that he resigned after being advised that he “would not be recommended by the ad hoc committee of designated independent directors to be nominated by the Company in order to stand for re-election to the Company’s board of directors at the upcoming 2020 annual meeting of stockholders.”  The third – Mitchell Stern (who was never contacted by any members of the Investor Group regarding his resignation from the Board) – offered this statement regarding his departure:

“I resigned from the Leaf Group Board for personal reasons. My departure is in no way a reflection of my opinion of Sean Moriarty and his management team. I encourage all investors to analyze the forthcoming earnings release and judge the performance of Leaf Group on the basis of actual financial results.”

THE COMPANY IS POISED TO REPORT ITS BEST QUARTER IN YEARS

It is odd that the Investor Group is criticizing the Company’s actions at this point in time. Under Mr. Moriarty’s leadership, Leaf Group is delivering stellar financial performance, with the Company expecting to post strong results for the second quarter of 2020 across key reporting metrics, including revenue, adjusted EBITDA and free cash flow.

On July 2, Leaf Group issued a preliminary financial update indicating that the Company’s strategy is gaining significant momentum and traction, even despite uncertain macroeconomic trends. The Company’s preliminary second quarter 2020 revenue growth of 35% year-over-year would be its highest since the first quarter of 2011. The Company’s revenue for the quarter is also expected to be its highest since fiscal year 2013. Additionally, Society6 Group and Saatchi Art are both on track to post record second quarter revenue and new customers figures. The full preliminary financial update can be found here. https://ir.leafgroup.com/investor-overview/investor-press-releases/press-release-details/2020/Leaf-Group-Announces-Preliminary-Second-Quarter-2020-Results/

The timing of the Investor Group effort is thus truly perplexing for anyone interested in creating shareholder value. Despite Leaf Group performing better than it has in years, the Investor Group is calling for the removal of the CEO responsible for that performance and demanding that the Company be stripped down and sold for parts. Their actions beg the question – what does the Investor Group really want, if not for the Company to perform well?

THE INVESTOR GROUP IS PURSUING ITS OWN SELF-INTEREST AT THE EXPENSE OF ITS FELLOW SHAREHOLDERS

To consider why the Investor Group has chosen to continue agitating despite Leaf Group’s strong recent performance, shareholders must understand that the Investor Group’s interests may not be aligned with their own. We believe most of our shareholders are seeking sustainable, long-term value generation.

From November 2019 to May 2020 Oak Management Group sold 769,388 shares of Leaf Group Common Stock at prices per share as low as $1.10 per share, suggesting that Oak is focusing on near-term liquidity for its investment.

Similarly, Investor Group member John Lewis’s Osmium fund, according to its Form 13F filings, has seen the fair market value of the public securities it holds decline for four straight quarters from $118,327,000 as of March 31, 2019 to $31,008,000 as of March 31, 2020.

We encourage shareholders to ask: what do these actions and positions suggest about the motivations of the Investor Group relative to the interests of other Leaf Group shareholders?

NOW IS NOT THE TIME FOR MORE DISTRACTION

It was just two months ago that Leaf Group concluded a thorough 13-month strategic review process. These reviews are always costly and distracting, and the results from our review made clear that the best path to deliver shareholder value is to continue to execute our strategy and deliver sound business results. Just three weeks ago, the Company reported preliminary results for what is shaping up to be its strongest quarterly growth in nearly a decade.

Our Board of Directors is always open to reviewing offers for the Company that can potentially deliver shareholder value. However, the Board firmly believes that now is not the time to undertake another time-consuming, costly and distracting strategic review process – just months after we completed a thorough, 13-month strategic review – and potentially disrupt the Company’s strong performance.

We respectfully ask Leaf Group stockholders to thoroughly weigh the motivations of the Investor Group and consider their communications in light of the Company’s current outstanding business performance.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, digital-first brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker).  For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this communication include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2019 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16, 2020, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: risks associated with political and economic instability domestically and internationally including those resulting from the COVID-19 pandemic, which have and could lead to fluctuations in the availability of credit, decreased business and consumer confidence and increased unemployment; the Company’s ability to execute its business plan to return to compliance with the continued listing criteria of the New York Stock Exchange (“NYSE”); the Company’s ability to continue to comply with applicable listing standards within the available cure period; changes by the Small Business Administration or other governmental authorities regarding the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”), the Paycheck Protection Program (“PPP”) or related administrative matters; the Company’s ability to comply with the terms of the PPP loan and the CARES Act, including to use the proceeds of the PPP loan; the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the review of strategic alternatives; the Company’s ability to generate long-term value for its stockholders; and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

Investor Contacts

Shawn Milne
Investor Relations
415-264-3419
shawn.milne@leafgroup.com

Media Contacts

John Christiansen/Matt Reid
Sard Verbinnen & Co
415-618-8750/310-201-2040
LeafGroup-SVC@sardverb.com

Sharna Daduk
VP, Communications
Sharna.daduk@leafgroup.com